Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Tyson Foods, Inc. of our report dated August 23, 2013 relating to the financial statements of The Hillshire Brands Company, which appears in the Current Report on Form 8-K of Tyson Foods, Inc. dated July 28, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

July 28, 2014